UNDERWRITING AGREEMENT

      This Agreement made as of 12 December 2008 by and between James Advantage Funds (the "Trust"), an Ohio business trust and an open-end registered investment company, and Unified Financial Securities, Inc., an Indiana corporation ("Underwriter").

      WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"); and

      WHEREAS, Underwriter is a broker-dealer registered with the Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority ("FINRA"); and

      WHEREAS, the Trust and Underwriter are desirous of entering into an agreement providing for the distribution by Underwriter of shares of beneficial interest (the "Shares") of each series of the Trust (the "Series");

      NOW, THEREFORE, in consideration of the promises and agreements of the parties contained herein, the parties agree as follows:

      1. Appointment.

      (a) The Trust appoints Underwriter as its exclusive agent for the distribution of the Shares, and Underwriter hereby accepts such appointment under the terms of this Agreement. While this Agreement is in force, the Trust shall not sell any Shares except on the terms set forth in this Agreement. Notwithstanding any other provision hereof, the Trust may terminate, suspend or withdraw the offering of Shares whenever, in its sole discretion, it deems such action to be desirable.

      (b) Underwriter may engage in such activities as both parties deem appropriate in connection with the promotion and sale of the Shares, including those activities listed on Schedule A attached hereto, which may be amended from time to time. Underwriter shall have no obligation to make any payments to any third parties, whether as financing of commissions, sales concessions or similar payments; finder's fees; compensation; or otherwise, unless: (i) Underwriter has received a corresponding payment from the Trust as described in Section 7 of this Agreement, from the Trust's investment adviser or from another source as may be permitted by applicable law, and (ii) the arrangement pursuant to which such corresponding payment is made has been approved by the Trust's Board of Trustees.

      (c) In its capacity as distributor of the Shares, all activities of the Underwriter and its officers, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the Act, all applicable rules and regulations promulgated by the Securities and Exchange Commission thereunder, and all applicable rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934. During the term of this Agreement, Underwriter shall maintain its legal status as a distributor and shall comply with applicable laws, rules and regulations, including those of FINRA applicable to it. Underwriter shall review written advertisements and sales literature for compliance with FINRA requirements.


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

      2. Sale and Repurchase of Shares.

      (a) Underwriter will have the right, as agent for the Trust, to enter into dealer agreements with responsible investment dealers, and to sell Shares to such investment dealers against orders therefore at the public offering price (as defined in subparagraph 2(d) hereof) stated in the Trust's effective Registration Statement on Form N-1A under the Act and the Securities Act of 1933, as amended, including the then-current prospectus and statement of additional information (the "Registration Statement"). Upon receipt of an order to purchase Shares from a dealer with whom Underwriter has a dealer agreement, Underwriter will promptly cause such order to be filled by the Trust.

      (b) Underwriter will also have the right, as an agent for the Trust, to sell such Shares to the public against orders therefor at the public offering price.

      (c) Underwriter will also have the right to take, as agent for the Trust, all actions which, in Underwriter's judgment, are necessary to carry into effect the distribution of the Shares

      (d) The public offering price for the Shares of the each Series shall be the respective net asset value of the Shares of the Series then in effect, plus any applicable sales charge determined in the manner set forth in the Registration Statement or as permitted by the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. In no event shall any applicable sales charge exceed the maximum sales charge permitted by FINRA Rules.

      (e) The net asset value of the Shares of each Series shall be determined in the manner provided in the Registration Statement, and when determined shall be applicable to transactions as provided for in the Registration Statement. The net asset value of the Shares of each Series shall be calculated by the Trust or by another entity on behalf of the Trust. Underwriter shall have no duty to inquire into or liability for the accuracy of the net asset value per Share as calculated.

      (f) On every sale, the Trust shall receive the applicable net asset value of the Shares promptly, but in no event later than the third business day following the date on which Underwriter shall have received an order for the purchase of the Shares.

      (g) Upon receipt of purchase instructions, Underwriter will transmit such instructions to the Trust or its transfer agent for registration of the Shares purchased.

      (h) Nothing in this Agreement shall prevent Underwriter or any affiliated person (as defined in the Act) of Underwriter from acting as underwriter or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Underwriter or any such affiliated person from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that Underwriter expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.


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

      (i) Underwriter, as agent of and for the account of the Trust, may repurchase the Shares at such prices and upon such terms and conditions as shall be specified in the Registration Statement.

      3. Sale of Shares by the Trust.

      The Trust reserves the right to issue any Shares at any time directly to the holders of the Shares ("Shareholders"), to sell Shares to its Shareholders or to any other persons at not less than net asset value and to issue Shares in exchange for substantially all the assets of any corporation or trust or for the shares of any corporation or trust.

      4. Basis of Sale of Shares.

      Underwriter does not agree to sell any specific number of Shares. Underwriter, as agent for the Trust, undertakes to sell Shares on a best-efforts basis only against orders therefor.

      5. FINRA Rules, etc.

      (a) Underwriter will conform to FINRA Rules and the securities laws of any jurisdiction in which it sells, directly or indirectly, any Shares.

      (b) Underwriter will require each dealer with whom Underwriter has a dealer agreement to conform to the applicable provisions hereof and the Registration Statement with respect to the public offering price of the Shares, and neither Underwriter nor any such dealers shall withhold the placing of purchase orders so as to make a profit thereby.

      (c) Underwriter agrees to furnish to the Trust sufficient copies of any agreements, plans or other materials it intends to use in connection with any sales of Shares in adequate time for the Trust to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

      (d) Underwriter, at is own expense, will qualify as dealer or broker, or otherwise, under all applicable state of federal laws required in order that Shares may be sold in such States as may be mutually agreed upon by the parties.

      (e) Underwriter shall not make, or permit any representative, broker or dealer to make, in connection with any sale or solicitation of a sale of the Shares, any representations concerning the Shares except those contained in the then-current prospectus and statement of additional information covering the Shares and in printed information covering the Shares approved by the Trust as information supplemental to such prospectus and statement of additional information. Copies of the then-effective prospectus and statement of additional information and any such printed supplemental information will be supplied by the Trust to Underwriter in reasonable quantities upon request.


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

      (f) Trust agrees to use its best efforts to maintain its registration as a diversified open-end management investment company under the Investment Company Act of 1940, to register and maintain registration of its Shares under the Securities Act of 1933, to qualify such Shares with the appropriate states and to comply with applicable laws, rules and regulations applicable to it.

      6. Records and Documents to be Supplied by Trust.

      The Trust shall furnish to Underwriter copies of all information, financial statements and other documents which Underwriter may reasonably request for use in connection with the distribution of the Shares, and this shall include, but shall not be limited to, one copy, upon request by Underwriter, of all financial statements prepared for the Trust by independent public accountants.

      7. Fees and Expenses.

      (a) For performing its services under this Agreement, Underwriter will receive an annual fee, paid, as applicable, either through front-end sales load, 12b-1 fees or fees paid by the Trust's investment adviser ("Adviser"). Fees shall be paid monthly in arrears and are outlined in the Underwriting Fee Agreement, Exhibit A, dated 12 December 2008. This Agreement is incorporated by reference into the Underwriting Fee Agreement.

      (b) The Trust shall promptly reimburse Underwriter, or cause the Underwriter to be reimbursed, for any expenses which are to be paid by the Trust in accordance with the remainder of this paragraph. In the performance of its obligations under this Agreement, Underwriter will pay only the costs incurred in qualifying as a broker or dealer under state and federal laws and in establishing and maintaining its relationships with the dealers selling the Shares. All other costs in connection with the offering of the Shares will be paid in accordance with agreements between the Underwriter and the Trust (and/or the Trust's Adviser) as permitted by applicable law, including the Act and rules and regulations promulgated thereunder. These costs include, but are not limited to, licensing fees, filing fees, travel and such others expenses as may be incurred by Underwriter on behalf of the Trust.

      (c) The Underwriter may from time to time employ or associate with such person or persons as may be appropriate to assist the Underwriter in the performance of this Agreement. Such person or persons may be officers and employees who are employed or designated as officers by both the Underwriter and the Fund. The Underwriter shall pay the compensation of such person or persons for such employment and no obligation will be incurred by or on behalf of the Fund in such respect.


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

      8. Indemnification of the Trust.

      Underwriter agrees to indemnify and hold harmless the Trust and each person who has been, is, or may hereafter be a trustee, director, officer, employee, shareholder or control person of the Trust ("Trust Indemnitees") against any loss, damage or expense (including the reasonable costs of investigating or defending any claim, action, suit or proceeding and any reasonable counsel fees) reasonably incurred by Trust Indemnitees in connection with any claim or in connection with any action, suit or proceeding ("Claims") to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Trust-related advertisement or sales literature, or upon the omission or alleged omission to state a material fact in such materials necessary to make the statements therein not misleading, which untrue statement, alleged untrue statement, omission, or alleged omission, was furnished in writing, or omitted from the relevant writing furnished, as the case may be, to the Trust by the Underwriter or any agent or employee of Underwriter or any other person for whose acts Underwriter is responsible, for use in the Registration Statement or in corresponding statements made in any advertisement or sales literature, unless such statement or omission was made in reliance upon written information furnished by the Trust; (b) the willful misfeasance, bad faith or negligence of the Underwriter in the performance of its obligations under this Agreement, or the Underwriter's breach or reckless disregard of its obligations under this Agreement, (c) the Underwriter's failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder; or (d) Underwriter's failure to exercise reasonable care and diligence with respect to its services, if any, rendered in connection with investment, reinvestment, automatic withdrawal and other plans for Shares; provided, however, that the Underwriter's agreement to indemnify the Trust Indemnitees pursuant to this Paragraph 8 shall not be construed to cover any Claims to the extent (A) arising out of or based upon the willful misfeasance, bad faith or negligence of the Trust in the performance of its obligations under this Agreement or the Trust's breach or reckless disregard of its obligations under this Agreement; or (B) arising out of or based upon the Trust's failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder. The term "expenses" for purposes of Paragraphs 8 and 9 includes amounts paid in satisfaction of judgments or in settlements which are made with the indemnifying party's consent. The foregoing rights of indemnification shall be in addition to any other rights to which the Trust or each such person may be entitled as a matter of law.

      In order that the indemnification provisions contained in this Paragraph 8 shall apply, it is understood that if in any case the Underwriter may be asked to indemnify the Trust or any Trust Indemnitee or hold the Trust or any Trust Indemnitee harmless, the Underwriter shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Trust will use all reasonable care to identify and notify the Underwriter promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Underwriter. The Underwriter shall have the option to defend the Trust and any Trust Indemnitee against any claim which may be the subject of this indemnification, and in the event that the Underwriter so elects it will so notify the Trust, and thereupon the Underwriter shall take over complete defense of the claim, and neither the Trust nor any Trust Indemnitee shall in such situation initiate further legal or other expenses for which it shall seek indemnification under this Paragraph 8. The Trust shall in no case confess any claim or make any compromise in any case in which the Underwriter will be asked to indemnify the Trust or any Trust Indemnitee except with the Underwriter's written consent. The Underwriter's indemnification agreement contained in this Paragraph 8 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust Indemnitees, and shall survive the delivery of any Shares and the termination of this Agreement.


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

      9. Indemnification of Underwriter.

      The Trust agrees to indemnify and hold harmless the Underwriter and each person who has been, is, or may hereafter be a director, officer, employee, shareholder or control person of Underwriter ("Underwriter Indemnitees") against any loss, damage or expense (including the reasonable costs of investigating or defending any claim, action, suite or proceeding and any reasonable counsel fees) reasonably incurred by Underwriter Indemnitees in connection with any claim or in connection with any action, suit or proceeding ("Claims") to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon : (a) the Underwriter acting as distributor of the Trust and each Series; (b) the Underwriter or any subsidiary or affiliate of the Underwriter acting as a member of the National Securities Clearing Corporation (or any successor or other entity performing similar functions) ("NSCC") on behalf of the Trust; (c) the Underwriter or any subsidiary or affiliate of the Underwriter entering into selling agreements, dealer agreements, participation agreements, NSCC Trust SERV or Networking agreements or similar agreements (collectively, "Dealer Agreements") with financial intermediaries on behalf of the Trust; (d) any of the following: (i) any untrue statement, or alleged untrue statement, of a material fact contained in any Registration Statement, (ii) any omission, or alleged omission, to state a material fact required to be stated in any Registration Statement or necessary to make the statements therein not misleading, or (iii) any untrue statement, or alleged untrue statement, of a material fact in any Trust-related advertisement or sales literature, or any omission, or alleged omission, to state a material fact required to be stated therein to make the statements therein not misleading, in either case notwithstanding the exercise of reasonable care in the preparation or review thereof by the Underwriter; (e) the material breach by the Trust of any provision of this Agreement; provided, however, that the Trust's agreement to indemnify the Underwriter Indemnitees pursuant to this Paragraph 9 shall not be construed to cover any Claims (A) pursuant to subsection (d) above to the extent such untrue statement, alleged untrue statement, omission, or alleged omission, was furnished in writing, or omitted from the relevant writing furnished, as the case may be, to the Trust by the Underwriter for use in the Registration Statement or in corresponding statements made in the prospectus, advertisement or sales literature; (B) to the extent arising out of or based upon the willful misfeasance, bad faith or negligence, including clerical errors and mechanical failures, on the part of any of such persons in the performance of Underwriter's duties or from the breach or reckless disregard by any of such persons of Underwriter's obligations and duties under this Agreement, or (C) arising out of or based upon the Underwriter's failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder, for all of which exceptions Underwriter shall be liable to the Trust.


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

      In order that the indemnification provisions contained in this Paragraph 9 shall apply, it is understood that if in any case the Trust may be asked to indemnify the Underwriter or any Underwriter Indemnitee or hold the Underwriter or any Underwriter Indemnitee harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Underwriter will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust. The Trust shall have the option to defend the Underwriter and any Underwriter Indemnitee against any claim which may be the subject of this indemnification, and in the event that the Trust so elects it will so notify the Underwriter, and thereupon the Trust shall take over complete defense of the claim, and neither the Underwriter nor any Underwriter Indemnitee shall in such situation initiate further legal or other expenses for which it shall seek indemnification under this Paragraph 9. The Underwriter shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify the Underwriter or any Underwriter Indemnitee except with the Trust's written consent. The Trust's indemnification agreement contained in this Paragraph 9 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter Indemnitees, and shall survive the delivery of any Shares and the termination of this Agreement.

      Notwithstanding any other provision of this Agreement, Underwriter shall be entitled to receive and act upon advice of counsel (who may be counsel for the Trust or its own counsel) and shall be without liability for any action reasonably taken or thing reasonably done pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations.

      10. Termination and Amendment of this Agreement.

      This Agreement shall automatically terminate, without payment of any penalty, in the event of its assignment. This Agreement may be amended only if such amendment is approved (i) by Underwriter; (ii) either by action of the Board of Trustees of the Trust or by the affirmative vote of a majority of the outstanding Shares of the Trust; and (iii) by a majority of the Trustees of the Trust who are not "interested persons" of the Trust or of Underwriter as that term is defined in the Investment Company Act of 1940 ("Independent Trustees").


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

      Either the Trust (through action by the Board of Trustees of the Trust or through the affirmative vote of a majority of the outstanding Shares of the Trust) or Underwriter may at any time terminate this Agreement on sixty (60) days written notice delivered or mailed, postage prepaid, to the other party.

      11. Effective Period of this Agreement.

      This Agreement shall take effect upon the date Underwriter first assumes its duties as such and shall remain in full force and effect for a period of two
(2) years from the date of its effectiveness (unless terminated pursuant to Paragraph 10), and from year to year thereafter, subject to annual approval (i) either by action of a majority of the Board of Trustees of the Trust or by the affirmative vote of a majority of the outstanding Shares of the Trust, and (ii) by a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such renewal.

      12. New Series.

      The terms and provisions of this Agreement shall become automatically applicable to any additional series of the Trust established during the initial or any renewal term of this Agreement.

      13. Successor Investment Trust.

      Unless this Agreement has been terminated in accordance with Paragraph 10, the terms and provision of this Agreement shall become automatically applicable to any investment company which is a successor to the Trust as a result of reorganization, recapitalization or change of domicile.

      14. Anti-Money Laundering Compliance.

      (a) The Underwriter and the Trust each acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts"), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects. The Trust acknowledges that the Underwriter does not hold customer accounts and therefore does not have any responsibility for screening under the AML Acts.

      (b) The Underwriter shall include specific contractual provisions regarding anti-money laundering compliance obligations in agreements entered into by the Underwriter with any dealer that is authorized to effect transactions in Shares of the Trust.

      (c) Each of Underwriter and the Trust agrees that it will take such further steps, and cooperate with the other as may be reasonably necessary, to facilitate compliance with the AML Acts, including but not limited to the provision of copies of its written procedures, policies and controls related thereto ("AML Operations"). Underwriter undertakes that it will grant to the Trust, the Trust's Anti-Money Laundering Officer and regulatory agencies, reasonable access to copies of Underwriter's AML Operations, books and records pertaining to the Trust only. It is expressly understood and agreed that the Trust and the Trust's compliance officer shall have no access to any of Underwriter's AML Operations, books or records pertaining to other clients of Underwriter.


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

      15. Limitation of Liability.

      It is expressly agreed that the obligation of the Trust hereunder shall not be binding upon any of the Trustees, shareholder, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust. Underwriter acknowledges and agrees that, for purposes of this Agreement, each Series' obligations are separate and distinct from each other Series of the Trust, and shall not be binding upon any other Series of the Trust, or upon any shareholder, trustee, officer, employee or agent of the Trust individually, but shall be binding only upon the assets and property of the applicable Series. A copy of the Trust's Agreement and Declaration of Trust is on file with the Secretary of State of Ohio and has been provided to Underwriter.

      16. Severability.

      In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

      17. Questions of Interpretation.

      (a) This Agreement shall be governed by the laws of the State of Ohio.

      (b) Any question of interpretation of any term of provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.


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

      18. Notices.

      Any notices under this Agreement shall be in writing effective upon receipt and mailed, certified mail return receipt requested, to the other party at such address as such other party may designate for the receipt of such notice. Any such notice shall be effective upon receipt by the other party. Until further notice to the other party, it is agreed that the address of each party for this purpose shall be:

      (a) If to the Trust, to:

          James Advantage Funds
          1349 Fairground Road
          Xenia, OH  45385

      (b) If to the Underwriter, to:

          Unified Financial Securities, Inc.
          2960 N. Meridian Street, Suite 300
          Indianapolis, IN  46208
          Attn:  President

      19. Counterparts.

      This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, the Trust and Underwriter have each caused this Agreement to be signed in duplicate on its behalf, all as of the day and year first above written.


                                    James Advantage Funds

                                    /s/ Thomas L. Mangan
                                    -------------------------
                                    Name:    Thomas L. Mangan
                                    Title: Vice President/CFO


                                    Unified Financial Securities, Inc.

                                    /s/ Melissa K. Gallagher
                                    --------------------------
                                    Name: Melissa K. Gallagher
                                    Title:   President


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

                                   Schedule A
                                     to the
                             Underwriting Agreement
                                     between
          James Advantage Funds and Unified Financial Securities, Inc.

In exchange for the fees described in Paragraph 7, Underwriter shall perform the following services:

      1.    Solicit and deliver orders for sale of Shares;

      2. Undertake advertising and promotion of Shares as it believes reasonable in connection with solicitation of Shares;

      3. Compensate dealers for activities described under the Dealer Agreement to sell Shares




693676.4

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